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                                                                   EXHIBIT 10.56


                            FIRST AMENDMENT TO LEASE

         THIS FIRST AMENDMENT TO LEASE ("First Amendment") is made as of the 18th day of December, 2000 (the "Effective Date") by and between GOF PARTNERS, a Tennessee partnership ("Landlord") and TRACTOR SUPPLY COMPANY, a Delaware corporation and successor by name change to TSC INDUSTRIES, INC. ("Tenant").

         WHEREAS, by Lease dated September 15, 1986 (the "Lease"), Landlord did lease unto Tenant, and Tenant did lease from Landlord, certain Premises (as defined in the Lease) having a street address of 320 Plus Park Boulevard and located in Nashville, Davidson County, Tennessee; and

         WHEREAS, Tenant has, with the consent and approval of Landlord, heretofore extended the Term of Lease by notice dated September 5, 1996 such that the Term of the Lease, as renewed and extended by Tenant, now expires on February 9, 2007.

         WHEREAS, Landlord and Tenant wish to modify and amend the terms and conditions of the Lease as hereinafter set forth.

         NOW, THEREFORE, in consideration of the above recitals, the terms and conditions hereof, and for other good and valuable considerations, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

         1. Article XI of the Lease in its original form is hereby amended, as of the Effective Date, by the addition of the following at the end thereof: Notwithstanding anything to the contrary set forth in this Article XI, including in Section 11.4 hereof, nothing herein shall prohibit or otherwise restrain Landlord from carrying any additional insurance with respect to the Premises, including, without limitation, general public liability coverage as Landlord may, in its discretion, deem necessary or appropriate from its own business perspective or, as applicable, to comply with those requirements, if any, which its Mortgagee may, from time to time, place upon Landlord.

         2. Sections 17.1 and 17.3 of the Lease in their original form are hereby deleted in their entirety and substituted in lieu thereof as of the Effective Date hereof is the following:

                           17.1     Tenant shall promptly give Landlord
                  notice of any damage or destruction to the Premises or any part thereof by fire or other casualty or of any Taking. In case of fire or other casualty, insured or uninsured, resulting in any damage or destruction to the Improvements or any part thereof or any partial Taking (other than a Taking for a temporary use) of any part of the Premises unless it shall validly and properly give Landlord notice of its intention to terminate this Lease (a
                  "Termination Notice"), Tenant at its sole cost and expense, shall restore, repair, replace and rebuild the same as nearly as possible to its condition and quality immediately prior to such damage or destruction or in the case of a partial Taking, to an economically useful unit, in which event all insurance proceeds and condemnation award proceeds to the extent allocable to the Taking of all or any part of the Improvements, as the case may be, shall be paid over to Tenant for the sole purpose of restoration, repair, replacement or, as applicable, rebuilding of the Premises, provided however that if such


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                  proceeds are in excess of $100,000 the same shall be
                  paid over to Landlord and disbursed to Tenant upon and subject to such terms and conditions as Landlord and any Mortgagee may reasonably impose. Any balance of such award allocable to the Taking of all or any part of Improvements or of insurance proceeds shall be the sole property of Tenant. All condemnation awards or proceeds relating or allocable to any Taking of all or any portion of the Land shall be the sole property of Landlord. All such restoration, repair, replacement and rebuilding by Tenant shall be commenced and completed as soon as practicable.
                  If the insurance proceeds received in respect of any damage or destruction or the condemnation award allocable to any Taking of all or any part of the Improvements, less any cost of recovery, are insufficient to pay the entire cost of such restoration, repairs, replacement or rebuilding, Tenant shall pay the deficiency or within thirty
                  (30) days of such event serve notice of its intent to terminate this Lease (the "Termination Notice"). If Tenant terminates, this Lease shall terminate sixty (60) days from the date of the giving of the Termination Notice in the same manner as if the Term had expired and Landlord shall be entitled to receive and retain all insurance proceeds or condemnation award proceeds, as the case may be. In the event of any Taking of all or a substantial part of the Premises, Tenant shall be obligated to give a Termination Notice. For the purposes of this Lease, a Taking of "a substantial part of the Premises" shall be deemed to have occurred if after such Taking the portion of the Improvements remaining can not be restored to an economically useful unit. The effective date of any Taking shall be the earlier of the taking of title by the Condemning Authority or its taking of possession. In case of damage, destruction or condemnation, Landlord and Mortgagee shall decide whether or not to rebuild. All proceeds shall go to Landlord and/or Mortgagee. Mortgagee's prior written approval will be necessary for any sale or transfer.

                                * * * * * * * * *

                           17.3     In the event of any Taking, Tenant
                  shall make no claim for the value of Tenant's leasehold estate, except, however, Tenant shall be entitled to prosecute and receive a claim for relocation expenses, injury to Tenant's Equipment, if compensable, and, provided that such Taking shall result in a termination of this Lease and that Landlord shall receive a condemnation award equal to at least ten (10) times the Basic Rent only, the depreciated value (as carried on the books of Tenant or any subtenant) of any Alterations or other leasehold improvements installed at the expense of Tenant or any subtenant provided, however, that if the same constitute a replacement, there shall be subtracted therefrom the depreciated (to the date of such Taking) value of the item replaced and to retain any award applicable thereto. In the event of any partial Taking the condemnation award shall be applied as elsewhere in this Lease provided.

         3. Article XXX of the Lease in its original form is, as of the Effective Date hereof, hereby amended by the addition of a new Section 30.3 thereto, which Section states as follows:


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                           30.3     Tenant having heretofore under
                  Sections 30.1 and 30.2 above, by letter from Tenant to Landlord dated September 5, 1996 and with Landlord's consent and approval, renewed the Term of the Lease for two (2) successive five (5)-year periods such that the Term of the Lease, which continues in full force and effect as of the date hereof, has been extended and currently ends on February 9, 2007, subject to the other terms and conditions of this Lease, it is now further provided that so long as no Event of Default by Tenant has occurred and shall be continuing during the remaining Term beyond the applicable cure period therefore, if any, on the date of giving of notice as contemplated by this Section 30.3 of its right to further renew the Term as herein provided for, Tenant shall have the right to be exercised by written notice from Tenant to Landlord at any time before February 10, 2006 (i.e., not less than twelve
                  (12) months prior to the expiration of the current Term, as extended) to renew the Term of this Lease for one additional period of five (5) years commencing on February 10, 2007 and thereafter ending February 9, 2012, upon the same terms and conditions as set forth in this Lease, as amended from time to time (the "Third Renewal Term"). Provided, further, however, Tenant agrees that: (a) Tenant shall not have any further right(s) to renew the Term for any period beyond the expiration of the Third Renewal Term contemplated by this Section 30.3; (b) the Basic Rent payable by Tenant to Landlord during said Third Renewal Term shall, from and including February 10, 2007 through and including February 9, 2012, be the sum of Five Hundred Sixteen Thousand and 00/100 Dollars ($516,000.00) annually payable in monthly installments of Forty-Three Thousand and 00/100 Dollars ($43,000); (c) Landlord shall have no obligation to provide or make any improvements or repairs to the Premises as a condition to the grant of those rights bestowed upon Tenant hereunder or at or after Tenant's election, if applicable, to extend the Term by exercising its rights hereunder - Tenant agreeing to accept the Premises at the commencement of said Third Renewal Term in their then-existing "AS-IS" condition in the broadest sense of such term; and (d) there shall not be any rent abatement period and Tenant shall not be entitled to cash payment, concession or allowance of any nature or amount whatsoever should Tenant deem it necessary or advisable to undertake repairs, modifications or improvements to the Premies in preparation for the Third Renewal Term and its occupancy thereunder. Notwithstanding the foregoing, Tenant shall have no right to exercise such option to renew, and Landlord shall have no obligation to renew this Lease for the Third Renewal Term, unless (i) the Lease shall be in full force and effect upon each of the dates of the exercise of the Third Renewal Term and the commencement date thereof, respectively, and (ii) there has been no previous cancellation, expiration or termination of this Lease, which event shall cancel and terminate Tenant's right to renew the Term for the additional period contemplated by this
                  Section 30.3. If Tenant shall fail to exercise the Third Renewal Term option right granted it hereunder within the time frame provided for herein, or if either or both the conditions at (i) and (ii) set forth above are not fully satisfied, the Third Renewal Term privileges granted hereby shall automatically terminate, and


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                  this Lease shall expire at the earlier of, as
                  applicable, the date of such cancellation or termination, or the expiration date of the Term as already extended pursuant to Sections 30.1 and 30.2 above. While upon the giving of such notice of renewal contemplated hereby this Lease shall be deemed renewed for the Renewal Term contemplated by this Section 30.3, if Tenant shall remain in possession of the Premises after the expiration or earlier termination or cancellation of the Term, as applicable, without there having been executed between Landlord and Tenant an amendment to this Lease confirming same, then Tenant shall, nonetheless, be a tenant "holding over". Landlord covenants not to unreasonably refuse to execute such amendment, provided that Tenant has complied will all conditions precedent contemplated by this
                  Section 30.3 with regard to the Third Renewal Rights addressed herein.

         4. Article XXXI of the Lease in its original form is hereby deleted in its entirety and removed from the Lease as of the Effective Date hereof.

         5. Article XLI of the Lease in its original form is amended by the addition of a new Section 41.5 thereto as of the Effective Date hereof, which section states as follows:

                  41.5 In addition to all other obligations of Tenant under this Lease, from and after the Effective Date of this Amendment and during the remaining balance of the Term hereof (including all further renewals or extensions thereof, if any, as the parties may hereafter agree upon), Tenant agrees that, on or before March 1, 2002 and thereafter on or before March 1 of each subsequent year during the remainder of the Term after the Effective Date hereof (and including that March 1 of the year immediately following the expiration or earlier termination of this Lease - which obligation shall survive such expiration or termination), Tenant will submit to Landlord, in writing and in a form prepared in accordance with generally accepted accounting principals ("GAAP"), or in accordance with other methods proposed by Tenant and reasonably acceptable to Landlord and its Mortgagee, an operating statement ("Operating Statement") for the Premises, which statement shall include, at a minimum, the following information broken down on monthly basis for the period for which such Operating Statement pertains: (a) rental expense paid by Tenant upon the Premises for the subject period; (b) operating expenses incurred by Tenant as to the Premises including those amounts expended upon (i) repairs and maintenance to the Premises,
                  (ii) utilities including electricity, water, gas/oil and other utilities, (iii) trash removal, (iv) landscaping/snow removal, (v) real property taxes and assessments, (vi) security, (vii) janitorial and other custodial services, (viii) property and other liability insurance policies and coverages, and (ix) any other material Premises related operating expense; (c) a statement, including narrative explanations where appropriate, on what capital expenditures were made to the Premises during the time period since the last such report required hereunder as including the nature of the work performed, the reason(s) for the work being done (i.e., preventative maintenance or a discovered problem that may have been unanticipated -


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                  especially those exceeding the amount of $5,000 in
                  cost) and the dollar amount expended; and (d) to the extent applicable or available at the time of each such report, a statement, including narrative explanations where appropriate, on upcoming work, if any, including the nature of the work and the estimated anticipated cost(s) thereof. Without limiting the foregoing, Tenant does hereby further agree that it will also provide to Landlord written quarterly interim Operating Statements during the course of each such year for any quarter in which an amount in excess of $10,000 is expended on unanticipated, major or capitalized repairs or maintenance to the Premises; such interim Operating Statements to be submitted within thirty (30) days after the end of the quarter in question. Each such statement submitted by Tenant to Landlord under this
                  Section 41.5 shall be certified by Tenant, by its duly authorized primary financial officer overseeing Tenant's real estate matters, as being true and complete as of the date made. Further, nothing set forth in this Section shall, in any way or to any extent, be deemed to replace, modify, amend or supersede any other obligations with respect to the Premises which Tenant may have under this Lease.

         6. Schedule C to the Lease in its original form is hereby deleted in its entirety and removed from the Lease as the Effective Date hereof.

         7. Except for the Lease as described above between the parties and as amended hereby, the Lease remains unaltered and is otherwise in full force in effect. Capitalized terms not otherwise defined herein shall have the same meaning subscribed to such terms in the Lease.

         8. Each party hereto represents unto the other that the person executing this First Amendment on its behalf has full authority to do so, and all such partnership or, as applicable, corporate action and authority necessary to fully effectuate the terms and conditions of this First Amendment have been undertaken.

         9. Tenant, in entering into this First Amendment, hereby acknowledges that Landlord has contracted to sell its interests in the Premises and under the Lease to Admiralty Properties, LLC, or its assigns, and that the amendments contemplated hereby are a critical factor in such buyer"s due diligence and willingness to consummate the transactions and the closing contemplated thereby. As such, the terms and conditions of this First Amendment shall inure to the benefit of, and otherwise be binding upon, the respective successors and assigns of the parties hereto.

         10. This First Amendment may not be altered or amended except by an instrument in writing signed by the parties hereto, or their respective successors and assigns. This First Amendment may be executed in multiple counterparts, each of which shall be deemed an original and all of which together shall constitute one in the same document.

         IN WITNESS WHEREOF, this First Amendment has been executed by the parties hereto effective as of the day and year first written above.


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                                              GOF PARTNERS,

                                              a Tennessee partnership



                                              By /s/ Thomas O. Flood
                                                 ------------------------------
                                              Printed: Thomas O. Flood
                                                       ------------------------
                                              Its: General Partner
                                                   ----------------------------

                                              TRACTOR SUPPLY COMPANY,
                                              a Delaware corporation



                                              By: /s/ Stephen E. Hull
                                                  -----------------------------
                                              Printed: Stephen E. Hull
                                                       ------------------------
                                              Its: Vice President
                                                   ----------------------------


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